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                                                               EXHIBIT 10.13

                                                               EXECUTION COPY

                         EXECUTIVE EMPLOYMENT AGREEMENT

                  EXECUTIVE EMPLOYMENT AGREEMENT dated as of September 5, 2003 (this "Agreement"), by and among Von Hoffmann Corporation, a Delaware corporation ("Company") and John R. DePaul ("Executive").

                  NOW, THEREFORE, in consideration of the mutual undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. As used herein, the following terms shall have the following meanings.

                  "BOARD" means the Board of Directors of a member of the Company Group.

                  "CAUSE" means (i) the conviction of Executive by a court of competent jurisdiction of, or entry of a plea of NOLO CONTENDERE with respect to, a felony or any other crime which involves fraud, dishonesty or moral turpitude; (ii) fraud or embezzlement on the part of Executive; (iii) Executive's chronic abuse of or dependency on alcohol or drugs (illicit or otherwise) which interferes with the performance of Executive's duties, responsibilities or obligations under this Agreement; (iv) the material breach by Executive of Section 2.5, 2.6 or 2.7 hereof; or (v) any act of moral turpitude or willful misconduct by Executive which (A) is intended to result in substantial personal enrichment of Executive at the expense of the Company Group or (B) may have a material adverse impact on the business or reputation of the Company Group.

                  "COMPANY GROUP" means, collectively, Holdings, the Company and their respective Subsidiaries, successors or assigns.

                  "EFFECTIVE DATE" shall mean the Closing Date (as defined in the Stock Purchase Agreement by and between the Company, The Lehigh Press, Inc. and the selling stockholders named therein (the "Stock Purchase Agreement")).

                   "EMPLOYMENT PERIOD" has the meaning set forth in Section 2.1.

                  "GAAP" means U.S. generally accepted accounting principles applied in accordance with Holdings' accounting methodologies and procedures.

                  "HOLDINGS" means Von Hoffmann Holdings, Inc.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

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                  "SUBSIDIARY" means, with respect to any Person, any
corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                                   ARTICLE II
                                   EMPLOYMENT

         2.1 EMPLOYMENT. The Company agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending as provided in Section 2.4 (the "Employment Period"). Notwithstanding the execution date of this Agreement, this Agreement shall become effective on the Effective Date.

         2.2 POSITION AND DUTIES.

                  (a) Commencing on the Effective Date and continuing during the Employment Period, Executive shall serve as Senior Vice President - Education Sales & President, Lehigh Lithographers Division. Executive will be responsible for all sales activity for the Company with respect to the Company's major education customer base and will continue to maintain such current responsibilities with respect to the Lehigh Lithographers division as Executive maintained immediately prior to the Effective Date. Executive will report to the President and Chief Executive Officer of the Company and shall perform such other duties as may be requested from time to time by the Chief Executive Officer.

                  (b) Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company Group. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. In the performance of his duties hereunder, Executive shall at all times report and be subject to the lawful direction of the Chief Executive Officer of the Company and any Board of Directors of any Person within the Company Group and perform his duties hereunder subject to and in accordance with the directions of the Chief Executive Officer of the Company and the resolutions or any other determinations of any Board of Directors of any Person within the Company Group and the By-laws of any Person within the Company Group, as

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         from time to time in effect. During the Employment Period, Executive shall not become an employee of any Person other than a member of the Company Group. Executive shall be permitted to make, monitor and pursue private passive investments that do not interfere with the performance of his duties hereunder. Executive shall make application for, and submit to any examination as may be reasonably requested by, the Chief Executive Officer of the Company or the Board of Directors of Holdings in order to obtain key-man or other insurance on the life of Executive for the benefit of the Company Group as the Chief Executive Officer of the Company or the Board of Directors of Holdings shall direct.

                  (c) During the period from the Effective Date and until December 31, 2005, (i) Executive's primary duties shall be performed in Pennsauken, N.J., and (ii) Executive shall not be required to relocate to any other Company Group facility or location.

         2.3 BASE SALARY AND BENEFITS.

                  (a) During the Employment Period, Executive's base salary shall be $250,000 (subject to increase, if any, provided under Section 2.3(d)) per annum (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to deductions for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

                  (b) During the Employment Period, Executive shall be entitled to receive an annual bonus of $50,000 (the "Bonus") payable quarterly in installments of $12,500 each, each of which shall be subject to deductions for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance. Each quarterly installment of the Bonus shall be payable on or before the 30th day following the end of each of the Company's fiscal quarters; provided, however, that the first quarterly installment of the Bonus payable to Executive shall be prorated to reflect the number of days, beginning on the Effective Date, during such fiscal quarter which the Executive was employed by the Company pursuant hereto.

                  (c) During the Employment Period, Executive shall be eligible to receive an annual bonus in an amount that can equal up to 35% of the Base Salary (the "Performance Bonus"). The Performance Bonus shall be paid only if certain performance and financial targets, to be established by the Company's President and Chief Executive Officer from time to time, are met. The Performance Bonus shall be payable on the last business day in each February, during the Employment Period for the previous calendar year; PROVIDED, HOWEVER, that no Performance Bonus shall be paid in respect of calendar year 2003. The Performance Bonus shall be payable only to the extent that the Executive is an employee in good standing as of December 31 of the applicable year. An adjustment for any underpayment or overpayment shall be made in the next calendar year by the Company or Executive, as the case may be, within 30 days of receipt of certified financial statements for the Company Group. At

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         the option of the Company, the Performance Bonus may be paid in its entirety within 30 days after receipt of certified financial statements for the Company Group for the year to which such Performance Bonus relates. The Performance Bonus shall be subject to deduction for customary withholdings, including, without limitation, federal and state withholding taxes, social security taxes and state disability insurance.

                  (d) In addition to the Base Salary, the Bonus payable to Executive pursuant to Section 2.3(b) and the Performance Bonus payable to Executive pursuant to Section 2.3(c), Executive shall be entitled, during the Employment Period, to (i) participate in all retirement, disability, pension, health, medical, insurance and other fringe benefits or plans of the Company generally available to employees, and
         (ii) the following benefits (collectively, "Benefits") at the Company's expense:

                           (A) Four (4) weeks of vacation;

                           (B) As soon as reasonably practicable following the Effective Date, the Executive shall be granted options to purchase up to 150,000 shares of the Common Stock of Holdings. The options shall have an exercise price of $1.00 per share and shall vest over a four
         (4) year period based upon the satisfaction of performance criteria determined by Holdings Board in accordance with Holdings' Stock Option Plan. Additionally, Executive shall have the right to purchase, within thirty (30) days after the Effective Date, 1,000,000 shares of the Common Stock of Holdings at a price of $1.00 per share; and

                           (C) Executive's base salary described in Section 2.3(a) may be increased during the Employment Period at the sole discretion of the Board of Holdings.

         2.4 TERM.


                  (a) The Employment Period shall end at 11:59 p.m. on December 31, 2005, subject to earlier termination (i) by reason of Executive's death, (ii) by action of the Company or Holdings, with or without Cause or (iii) upon Executive's voluntary resignation or for any other reason not set forth above.

                  (b) RESIGNATION OR TERMINATION FOR CAUSE. If the Employment Period is terminated as a result of Executive's voluntary resignation, or by the Company or Holdings for Cause, or for any other reason not set forth in Sections 2.4(c) or 2.4(d) hereof, the Executive shall be entitled to his Base Salary through the date of termination, but shall not be entitled to any further Base Salary, Bonus, Performance Bonus or Benefits for that year or any future year, or to any severance compensation of any kind, nature or amount. Executive agrees that he shall provide at least 90 days' written notice prior to any voluntary resignation.

                  (c) DEATH. If Executive's employment is terminated as a result of his death, the Company shall pay to his estate all previously earned and accrued but unpaid Base Salary up to the date of such termination, but neither Executive nor his estate shall be entitled to any further Base Salary, Bonus, Performance Bonus or

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         Benefits for that year or any future year or to any severance compensation of any kind, nature or amount.

                  (d) TERMINATION WITHOUT CAUSE. Subject to Section 2.4(e) hereof, if the Executive's employment is involuntarily terminated by the Company or Holdings without Cause, Executive shall be entitled to all previously earned and accrued but unpaid Base Salary up to the date of such termination, but shall not be entitled to any further Base Salary, Bonus, Performance Bonus or Benefits for that year or any future year, and Executive agrees that no severance compensation of any kind, nature or amount shall be payable, except that Executive shall be entitled to an amount in cash equal to the greater of (i) $250,000, which shall be payable in twelve (12) equal monthly payments of $20,833.33 each or (ii) the Base Salary that would otherwise be payable to Executive if the Executive's employment had not been terminated and Executive had remained employed by the Company through and until December 31, 2005. Any payments to be made pursuant to clause (ii) of the immediately preceding sentence shall be made on the payment dates on which Executive's Base Salary would have otherwise been paid if the Employment Period had continued. As of the date of the final payment to be paid pursuant to this Section 2.4(d), none of the Company, Holdings, or any other member of the Company Group shall have any further obligation to Executive pursuant to this Section 2.4.

                  (e) Executive agrees that Executive shall be entitled to the payments provided for in Sections 2.4(d) if and only if Executive has not breached as of the date of termination of the Employment Period the provisions of Sections 2.5, 2.6 and 2.7 hereof and does not breach such sections at any time during the period for which such payments are to be made; PROVIDED, that the Company's obligation to make such payments will terminate upon the occurrence of any such breach during such severance period.

                  (f) Executive hereby agrees that no severance compensation of any kind, nature or amount shall be payable to Executive, except as expressly set forth in this Section 2.4, and Executive hereby irrevocably waives any claim for any other severance compensation.

                  (g) All of Executive's rights to Benefits, the Bonus and the Performance Bonus hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

         2.5 CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data obtained by him while employed by Holdings, the Company or any other member of the Company Group (whether prior to or during the Employment Period) concerning the business or affairs of any member of the Company Group ("Confidential Information") are the property of Holdings, the Company or such other member of the Company Group. Therefore, Executive agrees that he shall not disclose to any unauthorized Person or use for his own account any Confidential Information without the prior written consent of the Board of Holdings, unless and to the extent that the aforementioned matters become generally known to and available for use

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by the public other than as a result of Executive's acts or omissions to act.
Executive shall deliver to Holdings at the termination of Executive's employment, or at any other time Holdings may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company Group which he may then possess or have under his control. Executive acknowledges that (a) the Confidential Information is commercially and competitively valuable to the Company Group; (b) the unauthorized use or disclosure of the Confidential Information would cause irreparable harm to the Company Group; (c) Holdings and the Company have taken and are taking all reasonable measures to protect their legitimate interest in the Confidential Information, including, without limitation, affirmative action to safeguard the confidentiality of such Confidential Information; (d) the restrictions on the activities in which Executive may engage set forth in this Agreement, and the periods of time for which such restrictions apply, are reasonably necessary in order to protect the Company Group's legitimate interests in its Confidential Information; and
(e) nothing herein shall prohibit Holdings or the Company from pursuing any remedies, whether in law or equity, available to Holdings or the Company for breach or threatened breach of this Agreement, including the recovery of damages from Executive.

         2.6 INVENTIONS AND PATENTS. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company Group's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Holdings, the Company or any other member of the Company Group (whether prior to or during the Employment Period) ("Work Product") belong to Holdings, the Company or such other member of the Company Group, and Executive hereby assigns to Holdings and the Company his entire right, title and interest in any such Work Product. Executive will promptly disclose such Work Product to the Board of Holdings and perform all actions reasonably requested by the Board of Holdings (whether during or after Executive's employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         2.7 NONCOMPETE, NONSOLICITATION.


                  (a) Executive acknowledges that in the course of his employment with Holdings, the Company or any other member of the Company Group he has become familiar, and he will become familiar, with the Company Group's trade secrets and with other Confidential Information and that his services have been and will be of special, unique and extraordinary value to the Company Group. Therefore, Executive agrees that, during the time he is employed by the Company or any other member of the Company Group and thereafter for a period of twelve (12) months (the "Noncompete Period"), Executive shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business with any person (including by himself or in association with any person, firm, corporate or other business organization or through any other entity) in

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         competition with the businesses of the Company Group as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company Group engages or plans on the date of the termination of Executive's employment to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any other member of the Company Group to leave the employ of the Company or such other member of the Company Group, or in any way interfere with the relationship between any member of the Company Group and any employee thereof, (ii) hire any person who was an employee of the Company Group at any time within the six-month period prior to the date of termination of Executive's employment with the Company or any other member of the Company Group, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, franchisor or other business relation of the Company or any other member of the Company Group to cease doing business with the Company or such other member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee, franchisor or business relation and the Company or any other member of the Company Group.

                  (c) Executive agrees that: (i) the covenants set forth in this
         Section 2.7 are reasonable in geographical and temporal scope and in all other respects, (ii) Holdings and the Company would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce Holdings and the Company to enter into this Agreement.

                  (d) If, at the time of enforcement of this Section 2.7, a court or arbiter shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 EXECUTIVE'S REPRESENTATIONS. Executive hereby represents and warrants to Holdings and the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound,
(ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of

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this Agreement by Holdings and the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

         3.2 SURVIVAL. Sections 2.5, 2.6, 2.7 and 3.3 through 3.13 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

         3.3 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company or Holdings:

                           Von Hoffmann Corporation
                           1000 Camera Avenue
                           St. Louis, Missouri  63126
                           Attention:     Chief Executive Officer
                           Facsimile:     (314) 966-0983

                  To Executive:

                           John R. DePaul


                           --------------

                           --------------

                           --------------


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

         3.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.


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         3.5 COMPLETE AGREEMENT. This Agreement and the other documents which have been executed by Holdings, the Company, and Executive (I.E., Stock Purchase Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral.

         3.6 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         3.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of and be enforceable by Holdings, the Company, and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement, including the obligations and benefits hereunder, may not be assigned to any party by Executive.

         3.8 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen hereto by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied to this Agreement.

         3.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.10 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic law of the State of Missouri, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Missouri or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Missouri.

         3.11 REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, including, without limitation, Sections 2.5, 2.6 and 2.7 hereof, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         3.12 DISPUTE RESOLUTION.


                  (a) ARBITRATION. In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association (or any like organization successor thereto) in St. Louis, Missouri. Such arbitration proceeding shall be conducted pursuant to the

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         commercial arbitration rules (formal or informal) of the American
         Arbitration Association in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

                  (b) PROCEDURE. Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

                  (c) VENUE AND JURISDICTION. Any action to compel arbitration hereunder shall be brought in the Circuit Court of St. Louis County, State of Missouri.

         3.13 AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of Holdings, Company, and Executive.

                                   * * * * * *


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Executive Employment Agreement as of the date first written above.

                  THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                      VON HOFFMANN CORPORATION


                                      By:   /s/ CRAIG A. NELSON
                                            ----------------------------------
                                            Name:   Craig A. Nelson
                                            Title:  Senior Vice President and
                                                    Chief Human Resources
                                                    Officer







                                           /s/ JOHN R. DEPAUL
                                      -----------------------------------------
                                      JOHN R. DEPAUL


Acknowledged:

VON HOFFMANN HOLDINGS INC.



By: /s/ GARY WETZEL
   --------------------------------------
   Title:  Senior Vice President and
           Chief Financial Officer


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